Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated June 14, 2007, and our report dated June 21, 2005, except for Note 3, as to which the date is February 20, 2007, relating to the financial statements of AMC Entertainment Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
June 29, 2007